EX. 99.28(h)(1)(viii)

Amendment to

Administration Agreement

Between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administration Agreement effective April 27, 2015, as amended (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of the Trust (each a “Fund”), as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the following fund mergers and fund name changes for certain funds, and a new Cayman subsidiary for one fund, as outlined below, effective August 13, 2018 (collectively, the “Fund Changes”):

Fund Mergers

1) JNL Real Asset Fund to merge into the JNL/PIMCO Real Return Fund of JNL Series Trust; and
2) JNL Interest Rate Opportunities Fund to merge into the JNL Conservative Allocation Fund.

Fund Name Changes

1) JNL/PIMCO Credit Income Fund change to JNL/PIMCO Investment Grade Corporate Bond Fund;
2) JNL Tactical ETF Moderate Fund change to JNL iShares Tactical Moderate Fund;
3) JNL Tactical ETF Moderate Growth Fund change to JNL iShares Tactical Moderate Growth Fund; and
4) JNL Tactical ETF Growth Fund change to JNL iShares Tactical Growth Fund;

New Cayman Subsidiary

Fund: JNL/Eaton Vance Global Macro Absolute Return Advantage Fund

Cayman subsidiary: JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.

Whereas, the Board approved updates, to Schedule C of the Agreement, for the following name changes, which were previously approved, effective September 25, 2017 (collectively, the “Cayman Related Name Changes”):

Fund: JNL/Van Eck International Gold Fund change to JNL/VanEck International Gold Fund

Cayman subsidiary: JNL/Van Eck International Gold Fund Ltd. change to JNL/VanEck International Gold Fund Ltd.

Whereas, pursuant to Board approval of the Fund Changes and Cayman Related Name Changes, as outlined above, the Parties have agreed to amend the Agreement, effective August 13, 2018, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A and Schedule B; and to update the list in Schedule C of the Agreement for Cayman subsidiaries.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 13, 2018, attached hereto.

3.	Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C dated August 13, 2018, attached hereto.

4.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed, effective August 13, 2018.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated August 13, 2018
(List of Funds)

Funds

JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Investment Grade Corporate Bond Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1

Schedule B
Dated August 13, 2018
Class A Shares and Class I Shares

Funds	Assets	Fee
JNL Conservative Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Moderate Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Institutional Alt 100 Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL iShares Tactical Moderate Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Moderate Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/American Funds® Global Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/American Funds® Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/AQR Risk Parity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/BlackRock Global Long Short Credit Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DFA U.S. Small Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DoubleLine® Total Return Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Epoch Global Shareholder Yield Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/FAMCO Flex Core Covered Call Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Lazard International Strategic Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Neuberger Berman Currency Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/PIMCO Investment Grade Corporate Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/PPM America Long Short Credit Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

B-1

Funds	Assets	Fee
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/The Boston Company Equity Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/The London Company Focused U.S. Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/VanEck International Gold Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/WCM Focused International Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

B-2

Schedule C
Dated August 13, 2018
(List of Adviser’s Administration Agreements with Funds’ Subsidiaries)

Funds	Subsidiaries*

JNL/AQR Risk Parity Fund	JNL/AQR Risk Parity Fund Ltd.
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.
JNL/VanEck International Gold Fund	JNL/VanEck International Gold Fund Ltd.

* The Administrator has entered into an Administration Agreement with each subsidiary, which is wholly owned by the Fund listed opposite its name, pursuant to which the subsidiary is obligated to pay an administration fee to the Administrator in the same amount as set forth in Schedule B for its parent Fund.

C-1